Exhibit 99.1

The Glimpse Group Reports Q2 Fiscal Year 2026 Financial Results

Formally Initiated A Strategic Realignment Process To Accelerate Value Creation

NEW YORK, NY, February 17, 2026 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ: VRAR), a diversified Immersive Technology platform company providing enterprise-focused Immersive Technology, Spatial Computing and Artificial Intelligence (“AI”) driven software and services, announced financial results for its second quarter fiscal year 2026, ended December 31, 2025 (“Q2 FY ‘26”).

Business Commentary by President & CEO Lyron Bentovim

Strategic Update:

●	As discussed previously, Glimpse’s Board of Directors has approved a formal process of exploring and pursuing various strategic alternatives, all aimed at unlocking and maximizing Glimpse shareholder value in calendar year 2026. These primarily revolve around three focus areas:

○	Spin off IPO/Divestiture of Brightline Interactive (“BLI”)

○	Optimization of our Immersive businesses

○	Leveraging our platform, assets and know-how to create sustained shareholder value outside of the Immersive segment

Brightline Interactive (“BLI”) Spinout/IPO:

●	We are actively in the process of potentially IPOing BLI as its own independent, Nasdaq listed company - a PURE PLAY, standalone, well capitalized provider of Physical AI, Spatial Computing, Cloud-based, Operational Simulation Middleware to the Department of War (“DoW”) and Big Data enterprises.

●	In early January 2026, we filed a BLI confidential S1 registration statement with the SEC and are currently in process.

●	Our goal is to complete the potential BLI IPO in the first half of CY ‘26 and we believe that we are on track to achieve that. However, there is no guarantee that the IPO will materialize as it is subject to finalizing the SEC and Nasdaq review and approval processes, market conditions and investor interest.

●	In parallel to the BLI IPO path, we are also actively exploring alternative paths to capitalize BLI and put it in a position to maximize its potential.

Immersive Technologies:

●	The Immersive tech industry at large is facing significant headwinds. While our Immersive companies are doing well and are operating at cash breakeven levels, it is unclear if, and when, significant scale will be achieved. It remains a long term play.

●	While we continue to focus on the Immersive growth opportunities, specifically in the Education/Healthcare/Corporate segments, we don’t believe that there is sufficient growth potential in the short-to-medium turn to drive significant shareholder value.

Glimpse Platform Leverage:

●	We believe that there are considerable opportunities to leverage Glimpse’s public company infrastructure to create value-add, platform, opportunities outside and unrelated to the Immersive tech industry.

●	We have begun the process of actively exploring and analyzing these opportunities, with the intent of executing on our plans in the coming year.

As part of our strategic realignment and focus on a wider platform play, we are in the process of changing our ticker to “GGRP” (replacing VRAR). We expect the new ticker to go into effect towards the end of February 2026.

Financial Summary:

●	Q2 FY ‘26 revenue of approximately $1.30 million, reflecting a 59% decrease compared to Q2 FY ‘25 (ending December 31, 2024) revenue of approximately $3.17 million; and down by approximately 7% compared to Q1, FY ‘26 revenues of approximately $1.40 million. The decrease reflects timing of DoW contracts and U.S. Government budget delays, and the divestiture of non-core entities.

●	Gross Margin for Q2 FY ‘26 was approximately 61%, compared to approximately 64% for Q2 FY ‘25. We expect our Gross Margins to remain in the 60-70% range.

●	Adjusted EBITDA loss for Q1 FY ‘26 was -$0.89 million compared to $0.28 million gain for Q2 FY ‘25, reflecting the decline in revenue this quarter.

●	The Company’s cash and equivalent position as of December 31, 2025 was approximately $3.34 million, with an additional $0.56 million in accounts receivable.

●	We continue to maintain a clean capital structure with no debt, no convertible debt, no preferred equity and no contingent liabilities. The Company has not drawn down any funds on its ATM.

●	For the full details of our financial results, please refer to our 10Q filed on 2/17/26.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Immersive technology platform company, providing enterprise-focused Immersive Technology, Spatial Computing and AI driven software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release is being made pursuant to, and in accordance with, Rule 135 under the Securities Act of 1933, as amended (the “Securities Act”), and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act and other applicable securities laws. This press release may contain certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements, if provided, are based on information available to the Company as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements, if provided, include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts, if provided, are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, any forecasts, if provided, are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2025	As of June 30, 2025
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$3,342,713	$6,832,725
Accounts receivable	561,888	840,551
Deferred costs	561,563	48,971
Notes receivable	105,000	160,600
Prepaid expenses and other current assets	334,492	289,810
Total current assets	4,905,656	8,172,657

Equipment and leasehold improvements, net	48,605	54,898
Right-of-use assets, net	196,510	122,094
Intangible assets, net	-	60,717
Goodwill	10,857,600	10,857,600
Other assets	11,100	11,100
Total assets	$16,019,471	$19,279,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$86,575	$228,371
Accrued liabilities	238,583	446,896
Deferred revenue	242,977	52,576
Lease liabilities, current portion	151,602	127,046
Contingent consideration for acquisition	-	1,483,583
Total current liabilities	719,737	2,338,472

Long term liabilities
Lease liabilities, net of current portion	48,967	4,704
Total liabilities	768,704	2,343,176
Commitments and contingencies
Stockholders’ Equity
Preferred Stock, par value $0.001 per share, 20 million shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300 million shares authorized; 21,076,506 and 21,055,506 issued and outstanding, respectively	21,077	21,056
Additional paid-in capital	83,080,512	82,506,758
Accumulated deficit	(67,850,822)	(65,591,924)
Total stockholders’ equity	15,250,767	16,935,890
Total liabilities and stockholders’ equity	$16,019,471	$19,279,066

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue
Software services	$1,175,269	$3,129,108	$2,423,202	$5,358,365
Software license/software as a service	103,947	39,826	251,731	248,938
Royalty income	20,481	-	23,417	-
Total revenue	1,299,697	3,168,934	2,698,350	5,607,303
Cost of goods sold	510,231	1,144,007	901,112	1,659,310
Gross profit	789,466	2,024,927	1,797,238	3,947,993
Operating expenses:
Research and development expenses	894,387	659,699	1,867,787	1,780,222
General and administrative expenses	843,821	845,381	1,823,055	1,782,660
Sales and marketing expenses	303,946	384,223	628,035	1,123,098
Amortization of acquisition intangible assets	9,069	100,536	60,717	226,077
Change in fair value of acquisition contingent consideration	-	28,161	16,417	61,480
Total operating expenses	2,051,223	2,018,000	4,396,011	4,973,537
Income (loss) from operations before other income	(1,261,757)	6,927	(2,598,773)	(1,025,544)

Other income:
Gain on sale of business	-	-	240,000	-
Interest income	36,168	18,945	99,875	37,224
Net income (loss)	$(1,225,589)	$25,872	$(2,258,898)	$(988,320)

Basic net income (loss) per share	$(0.06)	$0.00	$(0.11)	$(0.05)
Diluted net income (loss) per share	$(0.06)	$0.00	$(0.11)	$(0.05)

Weighted-average common shares used to compute basic net income (loss) per share	21,075,935	18,361,274	21,070,457	18,262,745
Weighted-average common shares used to compute diluted net income (loss) per share	21,075,935	24,521,976	21,070,457	18,262,745

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,258,898)	$(988,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	83,199	272,615
Common stock and stock option based compensation for employees and board of directors	573,775	407,231
Net gain on divestiture of subsidiaries	-	(1,397,066)
Reserve on note received in connection with divestiture of subsidiaries	-	1,500,000
Gain on office lease termination	-	(34,660)
Acquisition contingent consideration fair value adjustment	16,417	61,480
Adjustment to operating lease right-of-use assets and liabilities	(5,597)	(41,787)

Changes in operating assets and liabilities:
Accounts receivable	278,663	(668,847)
Deferred costs	(512,592)	(52,003)
Loans receivable	-	(40,900)
Prepaid expenses and other current assets	(44,682)	99,757
Other assets	-	5,349
Accounts payable	(141,796)	114,108
Accrued liabilities	(208,313)	295,521
Deferred revenue	190,401	214,369
Net cash used in operating activities	(2,029,423)	(253,153)
Cash flow from investing activities:
Purchase of leasehold improvements and equipment	(16,189)	(26,406)
Payment of contingent consideration for acquisition	(1,500,000)	-
Cash used in investing activities	(1,516,189)	(26,406)
Cash flows provided by financing activities:
Notes receivable repayments (issuance)	55,600	(84,000)
Proceeds from securities purchase agreement, net	-	6,785,552
Proceeds from exercise of warrants	-	175,000
Net cash provided by financing activities	55,600	6,876,552

Net change in cash and cash equivalents	(3,490,012)	6,596,993
Cash and cash equivalents, beginning of period	6,832,725	1,848,295
Cash and cash equivalents, end of period	$3,342,713	$8,445,288

The following table presents a reconciliation of Net income (loss) to Adjusted EBITDA income (loss) for the three and six months ended December 31, 2025 and 2024:

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions)		(in millions)
Net income (loss)	$(1.23)	$0.02	$(2.26)	$(0.98)
Depreciation and amortization	0.02	0.12	0.08	0.27
EBITDA income (loss)	(1.21)	0.14	(2.18)	(0.71)
Stock based compensation expenses	0.32	0.04	0.57	0.41
(Gain) loss on sale of business/subsidiary/lease termination	-	0.07	(0.24)	0.07
Non cash change in fair value of acquisition contingent consideration	-	0.03	0.02	0.06
Adjusted EBITDA income (loss)	$(0.89)	$0.28	$(1.83)	$(0.17)